POWER OF ATTORNEY



            Know all by these presents, that, for good and

valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the undersigned hereby constitutes and

appoints each of David H. Hawkins, Gregory W. Kleffner and Greg

Lohman, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:



            1. execute for and on behalf of the undersigned (in

accordance with Section 16(a) of the Securities Exchange Act of

1934, as amended, and the rules thereunder (the "Exchange

Act")), in the undersigned's capacity as an officer and/or

director of Stein Mart, Inc. (the "Company"), any and all

Forms 3, 4 and 5, and any amendments thereto, that are necessary or advisable for the undersigned to file under Section 16(a)

(collectively, "Documents");



            2. do and perform any and all acts for and on behalf

of the undersigned that may be necessary or desirable to

complete and execute any such Documents and timely file such

Documents with the United States Securities and Exchange

Commission and any stock exchange or similar authority; and



            3. take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of,

or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's

discretion.



            The undersigned hereby grants to such attorney-in-fact

full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact (or such attorney-in-fact's substitute or

substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein

granted.  The undersigned acknowledges that such attorney-in-

fact, in serving in such capacity at the request of the

undersigned, is not assuming, nor is such attorney-in-fact's substitute or substitutes assuming, any of the undersigned's responsibilities to comply with the Exchange Act.  The

undersigned agrees to defend and hold harmless such attorney-in-

fact (and such attorney-in-fact's substitute or substitutes)

from and against any and all loss, damage or liability that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.



            This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file

Documents with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.  This Power of Attorney shall be construed under the laws of the state of Florida, without regard to conflict of law principles.



            IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 15th day of March,

2016.




/S/ DAWN ROBERTSON

Signature

Name: Dawn Robertson